Pricing Supplement No. 15,988

Registration Statement Nos. 333-293641; 333-293641-01

Dated May 21, 2026

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Contingent Income Memory Auto-Callable Securities due May 27, 2031

Based on the Worst Performing of the iShares® Expanded Tech-Software Sector ETF, the State Street® Financial Select Sector SPDR® ETF and the State Street® Health Care Select Sector SPDR® ETF

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

￭The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”) and are fully and unconditionally guaranteed by Morgan Stanley. The securities have the terms described in the accompanying product supplement, index supplement, tax supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal and do not provide for the regular payment of interest.

￭Contingent coupon. The securities will pay a contingent coupon (as well as any previously unpaid contingent coupons) but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. However, if the closing level of any underlier is less than its coupon barrier level on any observation date, we will pay no interest with respect to the related interest period.

￭Automatic early redemption. The securities will be automatically redeemed if the closing level of each underlier is greater than or equal to its call threshold level on any redemption determination date for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period and any previously unpaid contingent coupons. No further payments will be made on the securities once they have been automatically redeemed.

￭Payment at maturity. If the securities have not been automatically redeemed prior to maturity and the final level of each underlier is greater than or equal to its downside threshold level, investors will receive (in addition to the contingent coupon with respect to the final observation date and any previously unpaid contingent coupons, if payable) the stated principal amount at maturity. If, however, the final level of any underlier is less than its downside threshold level, investors will lose 1% for every 1% decline in the level of the worst performing underlier over the term of the securities. Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

￭The value of the securities is based on the worst performing underlier. The fact that the securities are linked to more than one underlier does not provide any asset diversification benefits and instead means that a decline in the level of any underlier beyond its coupon barrier level and/or downside threshold level will adversely affect your return on the securities, even if the other underliers have appreciated or have not declined as much.

￭The securities are for investors who seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of losing a significant portion or all of their principal and the risk of receiving no coupons over the entire term of the securities. You will not participate in any appreciation of any underlier. Investors in the securities must be willing to accept the risk of losing their entire initial investment based on the performance of any underlier. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

￭All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security (see “Commissions and issue price” below)
Aggregate principal amount:	$514,000
Underliers:

iShares® Expanded Tech-Software Sector ETF (the “IGV Fund”), State Street® Financial Select Sector SPDR® ETF (the “XLF Fund”) and State Street® Health Care Select Sector SPDR® ETF (the “XLV Fund”). We refer to each of the IGV Fund, the XLF Fund and the XLV Fund as an underlying fund.

Strike date:	May 21, 2026
Pricing date:	May 21, 2026
Original issue date:	May 27, 2026
Final observation date:	May 21, 2031, subject to postponement for non-trading days and certain market disruption events
Maturity date:	May 27, 2031
Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$942.10 per security. See “Estimated Value of the Securities” on page 5.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)	Proceeds to us(2)
Per security	$1,000	$38	$962
Total	$514,000	$19,532	$494,468

(1)Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $38 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.

(2)See “Use of Proceeds and Hedging” in the accompanying product supplement.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 10.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement, tax supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement, tax supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Terms of the Securities” and “Additional Information About the Securities” at the end of this document.

References to “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Principal at Risk Securities dated April 8, 2026 Index Supplement dated April 8, 2026

Tax Supplement dated April 8, 2026 Prospectus dated April 8, 2026

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities Principal at Risk Securities

Terms continued from the previous page
Automatic early redemption:

The securities are not subject to automatic early redemption until the first redemption determination date. If, on any redemption determination date, the closing level of each underlier is greater than or equal to its call threshold level, the securities will be automatically redeemed for the early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been automatically redeemed.

The securities will not be redeemed on any early redemption date if the closing level of any underlier is less than its call threshold level on the related redemption determination date.

First redemption determination date:	November 23, 2026. Under no circumstances will the securities be redeemed prior to the first redemption determination date.
Redemption determination dates:

November 23, 2026, December 21, 2026, January 21, 2027, February 22, 2027, March 22, 2027, April 21, 2027, May 21, 2027, June 21, 2027, July 21, 2027, August 23, 2027, September 21, 2027, October 21, 2027, November 22, 2027, December 21, 2027, January 21, 2028, February 22, 2028, March 21, 2028, April 21, 2028, May 22, 2028, June 21, 2028, July 21, 2028, August 21, 2028, September 21, 2028, October 23, 2028, November 21, 2028, December 21, 2028, January 22, 2029, February 21, 2029, March 21, 2029, April 23, 2029, May 21, 2029, June 21, 2029, July 23, 2029, August 21, 2029, September 21, 2029, October 22, 2029, November 21, 2029, December 21, 2029, January 22, 2030, February 21, 2030, March 21, 2030, April 22, 2030, May 21, 2030, June 21, 2030, July 22, 2030, August 21, 2030, September 23, 2030, October 21, 2030, November 21, 2030, December 23, 2030, January 21, 2031, February 21, 2031, March 21, 2031 and April 21, 2031, subject to postponement for non-trading days and certain market disruption events.

Call threshold level:

With respect to the IGV Fund, $92.48, which is 100% of its initial level

With respect to the XLF Fund, $51.73, which is 100% of its initial level

With respect to the XLV Fund, $148.15, which is 100% of its initial level

Early redemption payment:	The stated principal amount plus the contingent coupon with respect to the related interest period and any previously unpaid contingent coupons
Early redemption dates:

November 27, 2026, December 24, 2026, January 26, 2027, February 25, 2027, March 25, 2027, April 26, 2027, May 26, 2027, June 24, 2027, July 26, 2027, August 26, 2027, September 24, 2027, October 26, 2027, November 26, 2027, December 27, 2027, January 26, 2028, February 25, 2028, March 24, 2028, April 26, 2028, May 25, 2028, June 26, 2028, July 26, 2028, August 24, 2028, September 26, 2028, October 26, 2028, November 27, 2028, December 27, 2028, January 25, 2029, February 26, 2029, March 26, 2029, April 26, 2029, May 24, 2029, June 26, 2029, July 26, 2029, August 24, 2029, September 26, 2029, October 25, 2029, November 27, 2029, December 27, 2029, January 25, 2030, February 26, 2030, March 26, 2030, April 25, 2030, May 24, 2030, June 26, 2030, July 25, 2030, August 26, 2030, September 26, 2030, October 24, 2030, November 26, 2030, December 27, 2030, January 24, 2031, February 26, 2031, March 26, 2031 and April 24, 2031

Contingent coupon:

A contingent coupon at an annual rate of 7.60% will be paid on the securities on each coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date.

If the contingent coupon is not paid on any coupon payment date (because the closing level of any underlier is less than its coupon barrier level on the related observation date), such unpaid contingent coupon will be paid on a later coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. Any such unpaid contingent coupon will be paid on the first subsequent coupon payment date for which the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date; provided, however, in the case of any such payment of a previously unpaid contingent coupon, no additional interest shall accrue or be payable in respect of such unpaid contingent coupon from and after the end of the original interest period for such unpaid contingent coupon.

You will not receive payment for any unpaid contingent coupons if the closing level of any underlier is less than its coupon barrier level on each subsequent observation date.

Coupon payment dates:

As set forth under “Observation Dates and Coupon Payment Dates” below. If any coupon payment date is not a business day, the coupon payment with respect to such date, if any, will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The coupon payment, if any, with respect to the final observation date shall be made on the maturity date.

Coupon barrier level:

With respect to the IGV Fund, $60.112, which is 65% of its initial level

With respect to the XLF Fund, $33.625, which is approximately 65% of its initial level

With respect to the XLV Fund, $96.298, which is approximately 65% of its initial level

Observation dates:	As set forth under “Observation Dates and Coupon Payment Dates” below, subject to postponement for non-trading days and certain market disruption events
Payment at maturity per security:

If the securities have not been automatically redeemed prior to maturity, investors will receive (in addition to the contingent coupon with respect to the final observation date and any previously unpaid contingent coupons, if payable) a payment at maturity determined as follows:

•If the final level of each underlier is greater than or equal to its downside threshold level:

stated principal amount

•If the final level of any underlier is less than its downside threshold level:

stated principal amount × performance factor of the worst performing underlier

Under these circumstances, the payment at maturity will be significantly less than the stated principal amount and could be zero.

Final level:	With respect to each underlier, the closing level on the final observation date
Downside threshold level:	With respect to the IGV Fund, $60.112, which is 65% of its initial level

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities Principal at Risk Securities

With respect to the XLF Fund, $33.625, which is approximately 65% of its initial level With respect to the XLV Fund, $96.298, which is approximately 65% of its initial level
Performance factor:	With respect to each underlier, final level / initial level
Initial level:

With respect to the IGV Fund, $92.48, which is its closing level on the strike date

With respect to the XLF Fund, $51.73, which is its closing level on the strike date

With respect to the XLV Fund, $148.15, which is its closing level on the strike date

Closing level:	“Closing level” and “adjustment factor” have the meanings set forth under “General Terms of the Securities—Some Definitions” in the accompanying product supplement.
Worst performing underlier:	The underlier with the lowest percentage return from its initial level to its final level
CUSIP:	61781F4P5
ISIN:	US61781F4P57
Listing:	The securities will not be listed on any securities exchange.

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities Principal at Risk Securities

Observation Dates and Coupon Payment Dates

Observation Dates	Coupon Payment Dates
June 22, 2026	June 25, 2026
July 21, 2026	July 24, 2026
August 21, 2026	August 26, 2026
September 21, 2026	September 24, 2026
October 21, 2026	October 26, 2026
November 23, 2026	November 27, 2026
December 21, 2026	December 24, 2026
January 21, 2027	January 26, 2027
February 22, 2027	February 25, 2027
March 22, 2027	March 25, 2027
April 21, 2027	April 26, 2027
May 21, 2027	May 26, 2027
June 21, 2027	June 24, 2027
July 21, 2027	July 26, 2027
August 23, 2027	August 26, 2027
September 21, 2027	September 24, 2027
October 21, 2027	October 26, 2027
November 22, 2027	November 26, 2027
December 21, 2027	December 27, 2027
January 21, 2028	January 26, 2028
February 22, 2028	February 25, 2028
March 21, 2028	March 24, 2028
April 21, 2028	April 26, 2028
May 22, 2028	May 25, 2028
June 21, 2028	June 26, 2028
July 21, 2028	July 26, 2028
August 21, 2028	August 24, 2028
September 21, 2028	September 26, 2028
October 23, 2028	October 26, 2028
November 21, 2028	November 27, 2028
December 21, 2028	December 27, 2028
January 22, 2029	January 25, 2029
February 21, 2029	February 26, 2029
March 21, 2029	March 26, 2029
April 23, 2029	April 26, 2029
May 21, 2029	May 24, 2029
June 21, 2029	June 26, 2029
July 23, 2029	July 26, 2029
August 21, 2029	August 24, 2029
September 21, 2029	September 26, 2029
October 22, 2029	October 25, 2029
November 21, 2029	November 27, 2029
December 21, 2029	December 27, 2029
January 22, 2030	January 25, 2030
February 21, 2030	February 26, 2030
March 21, 2030	March 26, 2030
April 22, 2030	April 25, 2030
May 21, 2030	May 24, 2030
June 21, 2030	June 26, 2030
July 22, 2030	July 25, 2030
August 21, 2030	August 26, 2030
September 23, 2030	September 26, 2030
October 21, 2030	October 24, 2030
November 21, 2030	November 26, 2030
December 23, 2030	December 27, 2030
January 21, 2031	January 24, 2031
February 21, 2031	February 26, 2031
March 21, 2031	March 26, 2031
April 21, 2031	April 24, 2031
May 21, 2031 (final observation date)	May 27, 2031 (maturity date)

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities Principal at Risk Securities

Estimated Value of the Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. Our estimate of the value of the securities as determined on the pricing date is set forth on the cover of this document.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underliers. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underliers, instruments based on the underliers, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underliers, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities will be automatically redeemed with respect to a redemption determination date, whether a contingent coupon is payable with respect to an observation date and how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity. The following examples are for illustrative purposes only. Whether the securities are automatically redeemed prior to maturity will be determined by reference to the closing level of each underlier on each redemption determination date. Whether you receive a contingent coupon will be determined by reference to the closing level of each underlier on each observation date. The payment at maturity will be determined by reference to the closing level of each underlier on the final observation date. The actual initial level, call threshold level, coupon barrier level and downside threshold level for each underlier were determined on the strike date. All payments on the securities are subject to our credit risk. The numbers in the hypothetical examples below may have been rounded for ease of analysis. The below examples are based on the following terms:

Stated principal amount:	$1,000 per security
Hypothetical initial level:	With respect to the IGV Fund, $100.00* With respect to the XLF Fund, $100.00* With respect to the XLV Fund, $100.00*
Hypothetical call threshold level:

With respect to the IGV Fund, $100.00, which is 100% of its hypothetical initial level

With respect to the XLF Fund, $100.00, which is 100% of its hypothetical initial level

With respect to the XLV Fund, $100.00, which is 100% of its hypothetical initial level

Hypothetical coupon barrier level:

With respect to the IGV Fund, $65.00, which is 65% of its hypothetical initial level

With respect to the XLF Fund, $65.00, which is 65% of its hypothetical initial level

With respect to the XLV Fund, $65.00, which is 65% of its hypothetical initial level

Hypothetical downside threshold level:

With respect to the IGV Fund, $65.00, which is 65% of its hypothetical initial level

With respect to the XLF Fund, $65.00, which is 65% of its hypothetical initial level

With respect to the XLV Fund, $65.00, which is 65% of its hypothetical initial level

Contingent coupon:

7.60% per annum (corresponding to approximately $6.333 per interest period per security). The actual contingent coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical contingent coupon of $6.333 is used in these examples for ease of analysis.

If the contingent coupon is not paid on any coupon payment date (because the closing level of any underlier is less than its coupon barrier level on the related observation date), such unpaid contingent coupon will be paid on a later coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. Any such unpaid contingent coupon will be paid on the first subsequent coupon payment date for which the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date.

*The hypothetical initial level of $100.00 for each underlier has been chosen for illustrative purposes only and does not represent the actual initial level of any underlier. Please see “Historical Information” below for historical data regarding the actual closing levels of the underliers.

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities Principal at Risk Securities

How to determine whether the securities will be automatically redeemed with respect to a redemption determination date:

	Closing Level of the IGV Fund	Closing Level of the XLF Fund	Closing Level of the XLV Fund	Early Redemption Payment
Hypothetical Redemption Determination Date #1	$145.00 (greater than or equal to its call threshold level)	$65.00 (less than its call threshold level)	$150.00 (greater than or equal to its call threshold level)	N/A
Hypothetical Redemption Determination Date #2	$125.00 (greater than or equal to its call threshold level)	$160.00 (greater than or equal to its call threshold level)	$135.00 (greater than or equal to its call threshold level)

The stated principal amount + the contingent coupon with respect to the related interest period and any previously unpaid contingent coupons

For more information, please see “How to determine whether a contingent coupon is payable with respect to an observation date (if the securities have not been previously automatically redeemed)” below.

On hypothetical redemption determination date #1, because the closing level of at least one underlier is less than its call threshold level, the securities are not automatically redeemed on the related early redemption date.

On hypothetical redemption determination date #2, because the closing level of each underlier is greater than or equal to its call threshold level, the securities are automatically redeemed on the related early redemption date for an early redemption payment equal to the stated principal amount plus the contingent coupon with respect to the related interest period and any previously unpaid contingent coupons. No further payments are made on the securities once they have been automatically redeemed.

If the closing level of any underlier is less than its call threshold level on each redemption determination date, the securities will not be automatically redeemed prior to maturity.

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities Principal at Risk Securities

How to determine whether a contingent coupon is payable with respect to an observation date (if the securities have not been previously automatically redeemed):

	Closing Level of the IGV Fund	Closing Level of the XLF Fund	Closing Level of the XLV Fund	Payment per Security
Hypothetical Observation Date #1	$125.00 (greater than or equal to its coupon barrier level)	$90.00 (greater than or equal to its coupon barrier level)	$130.00 (greater than or equal to its coupon barrier level)	$6.333
Hypothetical Observation Date #2	$130.00 (greater than or equal to its coupon barrier level)	$25.00 (less than its coupon barrier level)	$45.00 (less than its coupon barrier level)	$0
Hypothetical Observation Date #3	$115.00 (greater than or equal to its coupon barrier level)	$35.00 (less than its coupon barrier level)	$45.00 (less than its coupon barrier level)	$0
Hypothetical Observation Date #4	$120.00 (greater than or equal to its coupon barrier level)	$ 85.00 (greater than or equal to its coupon barrier level)	$145.00 (greater than or equal to its coupon barrier level)	$6.333 + $6.333 + $6.333 = $18.999
Hypothetical Observation Date #5	$25.00 (less than its coupon barrier level)	$35.00 (less than its coupon barrier level)	$20.00 (less than its coupon barrier level)	$0

On hypothetical observation date #1, because the closing level of each underlier is greater than or equal to its coupon barrier level, the contingent coupon is paid on the related coupon payment date.

On hypothetical observation dates #2 and #3, because the closing level of at least one underlier is less than its coupon barrier level, no contingent coupon is paid on the related coupon payment date.

On hypothetical observation date #4, because the closing level of each underlier is greater than or equal to its coupon barrier level, investors receive the contingent coupon with respect to hypothetical observation date #4 as well as the previously unpaid contingent coupons with respect to hypothetical observation dates #2 and #3.

On hypothetical observation date #5, because the closing level of at least one underlier is less than its coupon barrier level, no contingent coupon is paid on the related coupon payment date.

If the closing level of any underlier is less than its coupon barrier level on each observation date, you will not receive any contingent coupons for the entire term of the securities.

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically redeemed):

The hypothetical examples below illustrate how to calculate the payment at maturity if the securities have not been automatically redeemed prior to maturity.

	Final Level of the IGV Fund	Final Level of the XLF Fund	Final Level of the XLV Fund	Payment at Maturity per Security
Example #1	$110.00 (greater than or equal to its downside threshold level)	$105.00 (greater than or equal to its downside threshold level)	$115.00 (greater than or equal to its downside threshold level)

The stated principal amount + the contingent coupon with respect to the final observation date and any previously unpaid contingent coupons

For more information, please see “How to determine whether a contingent coupon is payable with respect to an observation date (if the securities have not been previously automatically redeemed)” above.

Example #2	$100.00 (greater than or equal to its downside threshold level)	$45.00 (less than its downside threshold level)	$105.00 (greater than or equal to its downside threshold level)	$1,000 × performance factor of the worst performing underlier = $1,000 × ($45.00 / $100.00) = $450.00
Example #3	$35.00 (less than its downside threshold level)	$20.00 (less than its downside threshold level)	$40.00 (less than its downside threshold level)	$1,000 × ($20.00 / $100.00) = $200.00

In example #1, the final level of each underlier is greater than or equal to its downside threshold level. Therefore, investors receive at maturity the stated principal amount. Because the final level of each underlier is also greater than or equal to its coupon barrier level, investors receive the contingent coupon with respect to the final observation date and any previously unpaid contingent coupons. Investors do not participate in any appreciation of any underlier.

In examples #2 and #3, the final level of at least one underlier is less than its downside threshold level. Therefore, investors receive at maturity a payment that reflects a loss of 1% of principal for each 1% decline in the level of the worst performing underlier. Moreover, because the final level of at least one underlier is also less than its coupon barrier level, investors do not receive a contingent coupon with respect to the final observation date or any previously unpaid contingent coupons.

If the securities have not been automatically redeemed prior to maturity and the final level of any underlier is less than its downside threshold level, you will be exposed to the negative performance of the worst performing underlier at maturity, and your payment at maturity will be significantly less than the stated principal amount of the securities and could be zero.

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities Principal at Risk Securities

Risk Factors

This section describes the material risks relating to the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement, tax supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

Risks Relating to an Investment in the Securities

￭The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the repayment of any principal. If the securities have not been automatically redeemed prior to maturity and the final level of any underlier is less than its downside threshold level, the payout at maturity will be an amount in cash that is significantly less than the stated principal amount of each security, and you will lose an amount proportionate to the full decline in the level of the worst performing underlier over the term of the securities. There is no minimum payment at maturity on the securities, and, accordingly, you could lose your entire initial investment in the securities.

￭The securities do not provide for the regular payment of interest. The terms of the securities differ from those of ordinary debt securities in that they do not provide for the regular payment of interest. Instead, the securities will pay a contingent coupon on a coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. However, if the closing level of any underlier is less than its coupon barrier level on any observation date, we will pay no coupon with respect to the applicable interest period. Any such unpaid contingent coupon will be paid on a subsequent coupon payment date but only if the closing level of each underlier is greater than or equal to its coupon barrier level on the related observation date. You will not receive payment for any such unpaid contingent coupon if the closing level of any underlier is less than its coupon barrier level on each subsequent observation date. It is possible that the closing level of an underlier will remain below its coupon barrier level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupons. If you do not earn sufficient contingent coupons over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of ours of comparable maturity.

￭Payment of the contingent coupon is based on the closing levels of the underliers on only the related observation date at the end of the related interest period. Whether the contingent coupon will be paid on any coupon payment date will be determined at the end of the related interest period based on the closing level of each underlier on the related observation date. As a result, you will not know whether you will receive the contingent coupon on a coupon payment date until near the end of the relevant interest period. Moreover, because the contingent coupon is based solely on the closing levels of the underliers on the observation dates, if the closing level of any underlier on any observation date is less than its coupon barrier level, you will not receive a contingent coupon with respect to the related interest period (or any previously unpaid contingent coupons), even if the closing level of such underlier was greater than or equal to its coupon barrier level on other days during that interest period and even if the closing levels of the other underliers are greater than or equal to their coupon barrier levels on such observation date.

￭Investors will not participate in any appreciation in the value of any underlier. Investors will not participate in any appreciation in the value of any underlier from the strike date to the final observation date, and the return on the securities will be limited to the contingent coupons that are paid with respect to the observation dates on which the closing level of each underlier is greater than or equal to its coupon barrier level. It is possible that the closing level of an underlier will remain below its coupon barrier level for extended periods of time or even throughout the entire term of the securities so that you will receive few or no contingent coupons.

￭The securities are subject to early redemption risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are automatically redeemed prior to maturity, you will receive no further payments on the securities, may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns. However, under no circumstances will the securities be redeemed prior to the first redemption determination date.

￭The market price of the securities may be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the value of each underlier at any time will affect the value of the securities more than any other single factor. Other factors that may influence the value of the securities include:

othe volatility (frequency and magnitude of changes in value) of the underliers;

ointerest and yield rates in the market;

odividend rates on the underliers, as applicable;

othe level of correlation between the underliers;

ogeopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underliers or markets generally;

othe availability of comparable instruments;

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othe occurrence of certain events affecting an underlier that may or may not require an adjustment to an adjustment factor;

othe composition of any underlier and changes in such composition, as applicable;

othe time remaining until the securities mature; and

oany actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. Generally, the longer the time remaining to maturity, the more the market price of the securities will be affected by the other factors described above. For example, you may have to sell your securities at a substantial discount from the stated principal amount if, at the time of sale, the closing level of any underlier is at, below or not sufficiently above its downside threshold level and/or coupon barrier level, or if market interest rates rise.

You can review the historical closing levels of the underliers in the section of this document called “Historical Information.” You cannot predict the future performance of an underlier based on its historical performance. The values of the underliers may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. There can be no assurance that the closing level of each underlier will be greater than or equal to its coupon barrier level on any observation date so that you will receive a contingent coupon with respect to the applicable interest period, or that the final level of each underlier will be greater than or equal to its downside threshold level so that you do not suffer a significant loss on your initial investment in the securities.

￭The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities, and, therefore, you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

￭As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

￭The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, to the extent that MS & Co. may buy or sell the securities in the secondary market during the amortization period specified herein, absent changes in market conditions, including those related to the underliers, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

￭The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be

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predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price of the securities may be influenced by many unpredictable factors” above.

￭The securities will not be listed on any securities exchange and secondary trading may be limited. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

￭As discussed in more detail in the accompanying product supplement, investing in the securities is not equivalent to investing in the underlier(s).

￭The U.S. federal income tax consequences of an investment in the securities offered by this pricing supplement are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities, and significant aspects of the tax treatment of the securities are uncertain. Moreover, non-U.S. investors should note that persons having withholding responsibility in respect of the securities are, absent an exception, expected to withhold on any coupon paid to a non-U.S. investor, generally at a rate of 30%. We will not pay any additional amounts in respect of such withholding. You should review carefully the section entitled “United States Federal Income Tax Considerations” herein, in combination with the section entitled “United States Federal Taxation” in the accompanying tax supplement, and consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities.

Risks Relating to the Underlier(s)

￭Because your return on the securities will depend upon the performance of the underlier(s), in addition to any risks described further below, the securities are subject to the following risk(s) discussed in more detail in the accompanying product supplement.

oYou are exposed to the price risk of each underlier.

oBecause the securities are linked to the performance of the worst performing underlier, you are exposed to a greater risk of not receiving a positive return on the securities and/or sustaining a significant loss on your investment than if the securities were linked to just one underlier.

oAdjustments to an underlying fund or the index tracked by such underlying fund could adversely affect the value of the securities.

oThe performance and market price of an underlying fund, particularly during periods of market volatility, may not correlate with the performance of its share underlying index, the performance of the component securities of its share underlying index or the net asset value per share of such underlying fund.

oThe anti-dilution adjustments the calculation agent is required to make do not cover every event that could affect an underlying fund.

￭The iShares® Expanded Tech-Software Sector ETF is subject to risks associated with the software sector. All or substantially all of the equity securities held by the iShares® Expanded Tech-Software Sector ETF are issued by companies whose primary line of business is directly associated with the design, distribution, manufacture and sale of software. As a result, the value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting this sector than a different investment linked to securities of a more broadly diversified group of issuers. The values of companies that are involved in the software industry, such as application software, systems software and home entertainment software sub-industries, are particularly vulnerable to rapid changes in technology product cycles, rapid product obsolescence, government regulation, changes in the prices and availability of raw materials and competition in the software industry, both domestically and internationally, including competition from foreign competitors with potentially lower productions costs. Such companies may also be heavily dependent on patent and intellectual property rights, the loss or impairment of which may adversely affect profitability. Additionally, such companies may face competition for the services of, and difficulties in employing and retaining, qualified personnel.

￭The securities are subject to risks associated with investments in securities with a concentration in the financial services sector. The securities included in the Financial Select Sector Index and that are generally tracked by the State Street® Financial Select Sector SPDR® ETF are securities of companies whose primary business is directly associated with the financial services sector, including the following sub-sectors: banks; thrifts and mortgage finance; diversified financial services; consumer finance; capital markets; mortgage REITs; and insurance.

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Financial services companies are subject to specific and substantial risks, including, without limitation, significant competition and extensive government regulation, which may limit both the amounts and types of loans and other financial commitments they can make, the businesses they can enter and the interest rates and fees they can charge. The ability of companies in the financial services sector to generate profits is largely dependent on the availability and cost of capital funds, which may fluctuate significantly when interest rates or company credit ratings change. The stock prices of financial institutions, especially those engaged in investment banking, brokerage and banking businesses, have historically been unpredictable, with significant stock price fluctuations in response to reported trading losses in proprietary trading businesses, actual or perceived problems related to risk management systems, the amount of total leverage, liquidity of assets or capital resources, the strength of the mergers and acquisitions and capital markets businesses and general economic conditions, among other factors. Insurance companies, which are the issuers of some of the equity securities held by the State Street® Financial Select Sector SPDR® ETF, have been and may continue to be subject to severe price competition. The value of the securities may be subject to greater volatility and be more adversely affected by a single economic, political or regulatory occurrence affecting the financial services sector or one of the sub-sectors of the financial services sector than a different investment linked to securities of a more broadly diversified group of issuers.

￭The securities are subject to risks associated with investments in securities with a concentration in the health care sector. The securities included in the Health Care Select Sector Index and that are generally tracked by the State Street® Health Care Select Sector SPDR® ETF are securities of companies whose primary business is directly associated with the health care sector.

Companies in the health care sector are subject to extensive government regulation and their profitability can be significantly affected by restrictions on government reimbursement for medical expenses, rising costs of medical products and services, pricing pressure (including price discounting), limited product lines and an increased emphasis on the delivery of health care through outpatient services. Companies in the health care sector are heavily dependent on obtaining and defending patents, which may be time consuming and costly, and the expiration of patents may also adversely affect the profitability of these companies. Health care companies are also subject to extensive litigation based on product liability and similar claims. In addition, their products can become obsolete due to industry innovation, changes in technologies or other market developments. Many new products in the health care sector require significant research and development and may be subject to regulatory approvals, all of which may be time consuming and costly with no guarantee that any product will come to market. These factors could affect the health care sector and could affect the value of the securities held by the Health Care Select Sector SPDR® Fund and the value of the Health Care Select Sector SPDR® Fund during the term of the securities, which may adversely affect the value of the securities.

Risks Relating to Conflicts of Interest

In engaging in certain activities described below and as discussed in more detail in the accompanying product supplement, our affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities.

￭The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. will make any determinations necessary to calculate any payment(s) on the securities. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, which may adversely affect your return on the securities. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

￭Hedging and trading activity by our affiliates could potentially adversely affect the value of the securities.

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Historical Information

iShares® Expanded Tech-Software Sector ETF Overview

Bloomberg Ticker Symbol: IGV UF

The iShares® Expanded Tech-Software Sector ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its share underlying index, which is the S&P North American Expanded Technology Software IndexTM. The underlying fund manager with respect to the iShares® Expanded Tech-Software Sector ETF is iShares® Trust, which is a registered investment company. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-92935 and 811-09729, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlier may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete.

The closing level of the IGV Fund on May 21, 2026 was $92.48. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

IGV Fund Daily Closing Levels January 1, 2021 to May 21, 2026

This document relates only to the securities referenced hereby and does not relate to the underlier. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlier. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlier could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

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We and/or our affiliates may presently or from time to time engage in business with the underlying fund manager. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlier, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlier. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlier as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlier.

The securities are not sponsored, endorsed, sold, or promoted by the underlying fund manager. The underlying fund manager makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The underlying fund manager has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

S&P North American Expanded Technology Software IndexTM. The S&P North American Expanded Technology Software IndexTM is managed by S&P Dow Jones Indices LLC and is a modified market capitalization-weighted index that is designed to measure the performance of U.S. traded securities from the software industry and select companies from the interactive home entertainment and interactive media and services industries in the U.S. and Canada, as determined by S&P Dow Jones Indices LLC.

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State Street® Financial Select Sector SPDR® ETF Overview

Bloomberg Ticker Symbol: XLF UP

The State Street® Financial Select Sector SPDR® ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its share underlying index, which is the Financial Select Sector Index. The underlying fund manager with respect to the State Street® Financial Select Sector SPDR® ETF is the Select Sector SPDR® Trust, which is a registered investment company. Effective December 1, 2025, the underlier changed its name from Financial Select Sector SPDR® Fund to State Street® Financial Select Sector SPDR® ETF. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-57791 and 811-08837, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlier may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete.

The closing level of the XLF Fund on May 21, 2026 was $51.73. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

XLF Fund Daily Closing Levels January 1, 2021 to May 21, 2026

This document relates only to the securities referenced hereby and does not relate to the underlier. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlier. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlier could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

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We and/or our affiliates may presently or from time to time engage in business with the underlying fund manager. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlier, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlier. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlier as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlier.

The securities are not sponsored, endorsed, sold, or promoted by the underlying fund manager. The underlying fund manager makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The underlying fund manager has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Financial Select Sector Index. The Financial Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the financial sector of the S&P 500® Index. The share underlying index publisher with respect to the Financial Select Sector Index is S&P® Dow Jones Indices LLC, or any successor thereof. The Financial Select Sector Index includes component stocks in industries such as banks; thrifts and mortgage finance; diversified financial services; consumer finance; capital markets; mortgage REITs; and insurance. For more information, see “S&P® Select Sector Indices—Financial Select Sector Index” in the accompanying index supplement.

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State Street® Health Care Select Sector SPDR® ETF Overview

Bloomberg Ticker Symbol: XLV UP

The State Street® Health Care Select Sector SPDR® ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of its share underlying index, which is the Health Care Select Sector Index. The underlying fund manager with respect to the State Street® Health Care Select Sector SPDR® ETF is the Select Sector SPDR® Trust, which is a registered investment company. Effective December 1, 2025, the underlier changed its name from Health Care Select Sector SPDR® Fund to State Street® Health Care Select Sector SPDR® ETF. It is possible that the underlier may not fully replicate the performance of its share underlying index due to the temporary unavailability of certain securities in the secondary market or due to other extraordinary circumstances. Information provided to or filed with the Securities and Exchange Commission by the underlying fund manager pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Securities and Exchange Commission file numbers 333-57791 and 811-08837, respectively, through the Securities and Exchange Commission’s website at www.sec.gov. In addition, information regarding the underlier may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete.

The closing level of the XLV Fund on May 21, 2026 was $148.15. The following graph sets forth the daily closing levels of the underlier for the period noted below. We obtained the historical information presented in this document from Bloomberg Financial Markets, without independent verification. The underlier has at times experienced periods of high volatility. You should not take the historical closing levels of the underlier as an indication of its future performance, and no assurance can be given as to the closing level of the underlier at any time.

XLV Fund Daily Closing Levels January 1, 2021 to May 21, 2026

This document relates only to the securities referenced hereby and does not relate to the underlier. We have derived all disclosures contained in this document regarding the underlier from the publicly available documents described above. In connection with this offering of securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the underlier. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the underlier is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the underlier (and therefore the closing level of the underlier on the strike date) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the underlier could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the underlier.

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We and/or our affiliates may presently or from time to time engage in business with the underlying fund manager. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the underlier, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the underlier. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. You should undertake an independent investigation of the underlier as in your judgment is appropriate to make an informed decision with respect to an investment linked to the underlier.

The securities are not sponsored, endorsed, sold, or promoted by the underlying fund manager. The underlying fund manager makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. The underlying fund manager has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

Health Care Select Sector Index. The Health Care Select Sector Index, which is one of the Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the health care sector of the S&P 500® Index. The share underlying index publisher with respect to the Health Care Select Sector Index is S&P® Dow Jones Indices LLC, or any successor thereof. The Health Care Select Sector Index includes component stocks in industries such as health care equipment and supplies; health care providers and services; health care technology; biotechnology; pharmaceuticals; biotechnology; and life sciences tools and services. For more information, see “S&P® Select Sector Indices—Health Care Select Sector Index” in the accompanying index supplement.

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Additional Terms of the Securities

Please read this information in conjunction with the terms on the cover of this document.

Additional Terms:
If the terms described herein are inconsistent with those described in the accompanying product supplement, index supplement, tax supplement or prospectus, the terms described herein shall control.
Denominations:	$1,000 per security and integral multiples thereof
Day-count convention:	Interest will be computed on the basis of a 360-day year of twelve 30-day months.
Interest period:

The period from and including the original issue date (in the case of the first interest period) or the previous scheduled coupon payment date, as applicable, to but excluding the following scheduled coupon payment date, with no adjustment for any postponement thereof.

Amortization period:	The 6-month period following the issue date
Trustee:	The Bank of New York Mellon
Calculation agent:	Morgan Stanley & Co. LLC (“MS & Co.”)

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Additional Information About the Securities

Additional Information:
Minimum ticketing size:	$1,000 / 1 security
United States federal income tax considerations:

You should review carefully the section in the accompanying tax supplement entitled “United States Federal Taxation.” The following discussion, when read in combination with that section, constitutes the full opinion of our counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the securities offered by this pricing supplement.

Generally, this discussion assumes that you purchased a security for cash in the original issuance at the stated issue price and does not address other circumstances specific to you, including consequences that may arise due to any other investments relating to an underlier. Moreover, as discussed in the section entitled “United States Federal Taxation” in the accompanying tax supplement, we have not attempted to ascertain whether any issuer of any underlier to which the securities relate is a U.S. real property holding corporation or a passive foreign investment company. You should consult your tax adviser regarding these issues, including the effect any circumstances specific to you may have on the U.S. federal income tax consequences of your ownership of a security.

In the opinion of our counsel, which is based on current market conditions, it is reasonable to treat the securities for U.S. federal income tax purposes as prepaid financial contracts with associated coupons, and any coupons as ordinary income, as described in the section entitled “United States Federal Taxation—Tax Consequences to U.S. Holders—Program Securities Treated as Prepaid Financial Contracts with Associated Coupons” in the accompanying tax supplement. There is uncertainty regarding this treatment, and the Internal Revenue Service (the “IRS”) or a court might not agree with it. A different tax treatment could be adverse to you.

We do not plan to request a ruling from the IRS regarding the treatment of the securities. An alternative characterization of the securities could materially and adversely affect the tax consequences of ownership and disposition of the securities, including the timing and character of income recognized. In particular, due to the terms of the securities and current market conditions, there is a risk that the securities could be characterized as debt instruments for U.S. federal income tax purposes, in which case the timing and character of income recognized in respect of the securities could be different from those described herein and possibly adverse to certain investors. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

Non-U.S. Holders. If you are a Non-U.S. Holder (as defined in the accompanying tax supplement), please also read the section entitled “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Program Securities Not Treated as Debt Instruments” in the accompanying tax supplement.

The U.S. federal income tax treatment of the coupons is unclear. To the extent that we have withholding responsibility in respect of the securities, we would expect generally to treat the coupons paid to Non-U.S. Holders as subject to U.S. withholding tax. Moreover, you should expect that, if the applicable withholding agent determines that withholding tax should apply, it will be at a rate of 30% (or lower treaty rate). In order to claim an exemption from, or a reduction in, the 30% withholding under an applicable treaty, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the coupons.

As discussed under “United States Federal Taxation—Tax Consequences to Non-U.S. Holders—Dividend Equivalents under Section 871(m) of the Code” in the accompanying tax supplement, Section 871(m) of the Internal Revenue Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities. The Treasury regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2027 that do not have a “delta” of one. Based on certain representations made by us, our counsel is of the opinion that Section 871(m) should not apply to the securities with regard to Non-U.S. Holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination.

We will not be required to pay any additional amounts with respect to U.S. federal withholding taxes.

You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Morgan Stanley Finance LLC

Contingent Income Memory Auto-Callable Securities Principal at Risk Securities

Additional considerations:

Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.

Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $38 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement.

Validity of the securities:

In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been issued by MSFL pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus), the trustee and/or paying agent has made, in accordance with the instructions from MSFL, the appropriate entries or notations in its records relating to the master note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that counsel expresses no opinion as to (i) any law, rule or regulation that is applicable to Morgan Stanley or MSFL, the MSFL Senior Debt Indenture, the securities (together with the MSFL Senior Debt Indenture, the “Documents”) or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the master note and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated February 23, 2026, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on February 23, 2026.

Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement, the index supplement and the tax supplement) with the Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. You should read the prospectus in that registration statement, the product supplement, the index supplement, the tax supplement and any other documents relating to this offering that MSFL and Morgan Stanley have filed with the SEC for more complete information about Morgan Stanley and this offering. You may get these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, MSFL, Morgan Stanley, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the index supplement, the product supplement and the tax supplement if you so request by calling toll-free 1-(800)-584-6837.

Terms used but not defined in this document are defined in the product supplement, in the index supplement, in the tax supplement or in the prospectus. Each of the product supplement, the index supplement, the tax supplement and the prospectus can be accessed via the hyperlinks set forth on the cover of this document.